500 President Clinton Ave. Suite 300, Little Rock, AR 72201

Inuvo Reports Financial Results for the Fourth Quarter and Full Year Ending December 31, 2017

LITTLE ROCK, Ark., February 7, 2018 (GLOBE NEWSWIRE) -- Inuvo, Inc. (NYSE:INUV), an advertising technology company, today reported its financial results for the fourth quarter and full year period ending December 31, 2017. Revenue for the 2017 fourth quarter and full year increased 21% year-over-year to $23.8 million and 11% year-over-year to $79.6 million, respectively.

“At 17% CAGR (compound annual growth rate) since 2014, the strong 2017 fourth quarter and full year financial results demonstrate Inuvo’s ability to thrive in a competitive market. Within the year, we added new sales resources, technology, associates, partners, clients and an office in California,” commented Rich Howe, Chairman and CEO of Inuvo. “We also just completed our best January in history and as a result are poised for a strong 2018. Machine learning in advertising is not aspirational for Inuvo, we are doing it billions of times every day.”

2017 Fourth Quarter and Full Year Financial Highlights:

•	Fourth quarter revenue increased 21% to $23.8 million year-over-year.

•	2017 full year revenue increased 11% to $79.6 million year-over-year.

•	Fourth quarter adjusted EBITDA totaled approximately $758,000.

•	2017 full year adjusted EBITDA totaled approximately $1.1 million.

•	Fourth quarter net income totaled approximately $1 million.

•	2017 full year net loss totaled approximately $3.1 million.

•	In 2017, non-cash depreciation, amortization and stock-based compensation totaled approximately $4.3 million,

•	In 2017, one-time expenses from the February 2017 acquisition totaled approximately $1 million.

•	Fourth quarter included a favorable $1.5 million tax adjustment.

•	Cash balance as of December 31, 2017 was approximately $4.1 million.

•	In 2017, 45,900 shares of common stock were repurchased at an average price of $0.98 per share.

2017 Operational Highlights:

•	Full-time headcount at Inuvo totals 80, which yielded $1 million in revenue per employee in 2017.

•	Monthly revenue from the February 2017 acquisition grew 125% to $1.9 million in December 2017.

•	Revenue concentration improved, with over 23% of 2017 revenues from new sources.

•	Invested in new sales and account management organization led by a seasoned Chief Revenue Officer.

•	Mobile revenue increased from 52% in 2016 to over 62% in 2017.

•	Developed relationships in China that could yield demand for services in 2018.

January Highlights:
Preliminary unaudited revenue in January 2018 was approximately $7.7 million, an increase of 37% year-over-year. The Company does not anticipate continuing to report preliminary unaudited monthly revenue and will provide additional financial information when Q1 2018 financial results are available.

Revenue Guidance:
The Company expects to deliver double digit revenue growth in 2018. The Company’s revenue expectation represents management’s view as of February 7, 2018 and such expectation should not be assumed to be current as of any future date.

Conference Call Information:
Date: Wednesday, February 7, 2018
Time: 4:15 p.m. ET
Domestic Dial-in number: 1-800-289-0438
International Dial-in number: 1-323-794-2423
Live webcast: http://public.viavid.com/player/index.php?id=128154

A telephone replay will be available through February 21, 2018. To access the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international). At the system prompt, enter the code 1207045 followed by the # sign. You will then be prompted for your name, company and phone number. Playback will then automatically begin.

About Inuvo, Inc.
Inuvo®, Inc. (NYSE:INUV) is an advertising technology business. The Inuvo MarketPlace is a set of technologies designed to connect advertisers (demand) with consumer audiences through publishers (supply) across device types. Inuvo can serve ads within content, video and images. To learn more about Inuvo, please visit www.inuvo.com or download our app for Apple iPhone or for Android.

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations with respect to our lack of profitable operating history, successful integration of the NetSeer business, changes in our business, potential need for additional capital, fluctuations in demand; changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2017. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and are difficult to predict. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

INUVO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Net revenue	$23,755,948	$19,665,654	$79,554,493	$71,530,102
Cost of revenue	11,507,782	7,972,197	36,669,543	21,364,795
Gross profit	12,248,166	11,693,457	42,884,950	50,165,307
Operating expenses
Marketing costs	7,455,912	8,800,181	28,578,401	39,195,653
Compensation	3,146,809	1,857,146	10,200,117	6,830,338
Selling, general and administrative	2,034,354	1,237,257	8,342,906	4,996,482
Total operating expenses	12,637,075	11,894,584	47,121,424	51,022,473
Operating loss	(388,909)	(201,127)	(4,236,474)	(857,166)
Interest expense, net	(105,271)	(28,181)	(318,193)	(99,965)
Loss from continuing operations before taxes	(494,180)	(229,308)	(4,554,667)	(957,131)
Income tax benefit (loss)	1,498,076	(62,739)	1,498,076	29,260
Net income (loss) from continuing operations	1,003,896	(292,047)	(3,056,591)	(927,871)
Net income (loss) from discontinued operations	-	(16,910)	(1,109)	155,287
Net income (loss)	1,003,896	(308,957)	(3,057,700)	(772,584)
Earnings per share, basic and diluted
From continuing operations	$0.04	($0.010)	($0.110)	($0.040)
From discontinued operations	-	-	-	0.01
Net income (loss)	$0.04	($0.010)	($0.110)	($0.030)
Weighted average shares outstanding
Basic	28,622,994	24,928,247	28,155,320	24,660,995
Diluted	28,701,884	24,928,247	28,155,320	24,660,995

RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS BEFORE TAXES TO ADJUSTED EBITDA

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Loss from continuing operations before taxes	($494,180)	$229,308)	($4,554,667)	(957,131)
Interest expense, net	105,271	28,181	318,193	99,965
Depreciation	426,306	320,326	1,503,449	1,279,030
Amortization	363,998	231,060	1,526,352	930,708
Stock-based compensation	356,735	262,222	1,279,807	1,264,266
Non-recurring expense associated with acquiring NetSeer	-	-	996,467	-
Adjusted EBITDA	$758,130	$612,481	$1,069,601	$2,616,838

Reconciliation of Loss from Continuing Operations before Taxes to Adjusted EBITDA
We present Adjusted EBITDA as a supplemental measure of our performance. We defined Adjusted EBITDA as net loss from continuing operations before taxes plus (i) interest expense, net, (ii) depreciation, (iii) amortization, (iv) stock-based compensation and (v) certain identified expenses that are not expected to recur or be representative of future ongoing operation of the business. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in the presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Company Contact:
Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
501-205-8397
wallace.ruiz@inuvo.com

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
212-896-1254
valter@kcsa.com